UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2019 (November 4, 2019)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street	Suite 900
Tulsa	Oklahoma	74119
(Address of principal executive offices)		(Zip code)
 Registrant’s telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	LPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On November 4, 2019, Laredo Petroleum, Inc. (the "Company") entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Cordero Energy Resources LLC ("Cordero"). Pursuant to the Purchase Agreement, the Company agreed to purchase certain oil and gas properties and related assets and contracts for an aggregate purchase price of $130,250,000, subject to customary purchase price adjustments (the "Acquisition"). The Acquisition will be primarily financed through borrowings under the Company's existing revolving credit agreement.
Under the terms of the Purchase Agreement, the Company has deposited an amount equal to 10% of the unadjusted purchase price, or $13,025,000 (the "Deposit"). The Purchase Agreement contains representations and warranties, covenants, termination rights and indemnification provisions that are typical for a transaction of this size and nature that provide the parties thereto with specified rights and obligations and allocate risk among them.
The Company expects the Acquisition to close on or about December 12, 2019, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.

On November 5, 2019, the Company announced its financial and operating results for the quarter ended September 30, 2019. Copies of the Company's press release and Presentation (as defined below) are furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company plans to host a teleconference and webcast on November 6, 2019 at 7:30 am Central Time to discuss these results. To access the call, please dial 1.877.930.8286 or 1.253.336.8309 for international callers, and use conference code 8493537. A replay of the call will be available through Wednesday, November 13, 2019, by dialing 1.855.859.2056, and using conference code 8493537. The webcast may be accessed at the Company's website, www.laredopetro.com, under the tab "Investor Relations."

In accordance with General Instruction B.2 of the Form 8-K, the information furnished under this Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On November 5, 2019, the Company issued a press release announcing the entry into the Purchase Agreement and its financial and operating results for the quarter ended September 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On November 5, 2019, the Company also posted to its website the Third-Quarter 2019 Earnings Presentation (the "Presentation"). The Presentation is available on the Company's website, www.laredopetro.com, and is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

All statements in the press release, teleconference and the Presentation, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated November 4, 2019, by and between Cordero Energy Resources LLC and Laredo Petroleum, Inc.*
99.1	Press release dated November 5, 2019.
99.2	Third-Quarter 2019 Earnings Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL)
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: November 5, 2019	By:	/s/ Michael T. Beyer
Michael T. Beyer
Senior Vice President and Chief Financial Officer